Rule 424b3
File No. 333 162189

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary
Share
represents
OneThirtieth of one 130
Share
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
YAHOO JAPAN CORPORATION
INCORPORATED UNDER THE
LAWS OF JAPAN
The Bank of New York
Mellon, as
depositary hereinafter
called the
Depositary, hereby
certifies i that
there have been deposited
with the
Depositary or its agent,
nominee,
custodian, clearing
agency or
correspondent, the
securities described
above Shares or evidence
of the right
to receive such Shares,
ii that at the
date hereof each American
Depositary
Share evidenced by this
Receipt
represents the amount of
Shares shown
above, and that

or registered assigns IS
THE OWNER
OF  AMERICAN DEPOSITARY
SHARES
hereby evidenced and
called, and
except as otherwise
herein expressly
provided, is entitled
upon surrender at
the Corporate Trust
Office of the
Depositary, New York, New
York of
this Receipt duly
endorsed for transfer
and upon payment of the
charges as
provided on the reverse
of this Receipt
and in compliance with
applicable laws
or governmental
regulations, at
Owners option 1 to
delivery at the
office of the agent,
nominee,
custodian, clearing
agency or
correspondent of the
Depositary, to a
person specified by
Owner, of the
amount of Deposited
Securities
represented hereby or
evidence of the
right to receive the same
or 2 to have
such Deposited Securities
forwarded at
his cost and risk to him
at the
Corporate Trust Office of
the
Depositary.  The words
Deposited
Securities wherever used
in this
Receipt shall mean the
Shares
deposited under the
agreement created
by the Receipts as
hereinafter defined
including such evidence
of the right to
receive the same, and any
and all other
securities, cash and
other property held
by the Depositary in
place thereof or in
addition thereto as
provided herein.
 The word Owner wherever
used in
this Receipt shall mean
the name in
which this Receipt is
registered upon
the books of the
Depositary from time
to time.  The Depositarys
Corporate
Trust Office is located
at a different
address than its
principal executive
office. Its Corporate
Trust Office is
located at 101 Barclay
Street, New
York, New York 10286, and
its
principal executive
office is located at
One Wall Street, New
York, New York
10286.
1.
RECEIPTS.
This American Depositary
Receipt this
Receipt is one of a
continuing issue of
American Depositary
Receipts
collectively, the
Receipts, all
evidencing rights of like
tenor with
respect to the Deposited
Securities, and
all issued or to be
issued upon the
terms and subject to the
conditions
herein provided, which
shall govern
the continuing
arrangement by the
Depositary with respect
to initial
deposits as well as the
rights of holders
and Owners of Receipts
subsequent to
such deposits.
The issuer of the
Receipts is deemed to
be the legal entity
resulting from the
agreement herein provided
for.
The issuance of Receipts
against
deposits generally may be
suspended,
or the issuance of
Receipts against the
deposit of particular
Shares may be
withheld, if such action
is deemed
necessary or advisable by
the
Depositary at any time
and from time
to time because of any
requirements of
any government or
governmental body
or commission or for any
other reason.
 The Depositary assumes
no liability
with respect to the
validity or worth of
the Deposited Securities.
2.
TRANSFER OF RECEIPTS.
Until the surrender of
this Receipt in
accordance with the terms
hereof, the
Depositary will maintain
an office in
the Borough of Manhattan,
The City of
New York, for the
registration of
Receipts and transfers of
Receipts
where the Owners of the
Receipts may,
during regular business
hours, inspect
the transfer books
maintained by the
Depositary that list the
Owners of the
Receipts.  The transfer
of this Receipt
is registrable on the
books of the
Depositary at its
Corporate Trust
Office by the holder
hereof in person
or by duly authorized
attorney, upon
surrender of this Receipt
properly
endorsed for transfer or
accompanied
by proper instruments of
transfer and
funds sufficient to pay
any applicable
transfer taxes, and the
fees and
expenses of the
Depositary and upon
compliance with such
regulations, if
any, as the Depositary
may establish
for such purpose.  This
Receipt may be
split into other such
Receipts, or may
be combined with other
such Receipts
into one Receipt,
representing the same
aggregate number of
American
Depositary Shares as the
Receipt or
Receipts surrendered.
Upon such split
or combination not
involving a
transfer, a charge will
be made as
provided herein.  The
Depositary may
close the transfer books
at any time or
from time to time when
deemed
expedient by it in
connection with the
performance of its duties
hereunder.
3.
PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may
require any holder
or Owner of Receipts, or
any person
presenting securities for
deposit against
the issuance of Receipts,
from time to
time, to file such proof
of citizenship
or residence and to
furnish such other
information, by affidavit
or otherwise,
and to execute such
certificates and
other instruments as may
be necessary
or proper to comply with
any laws or
regulations relating to
the issuance or
transfer of Receipts, the
receipt or
distribution of dividends
or other
property, or the taxation
thereof or of
receipts or deposited
securities, and the
Depositary may withhold
the issuance
or registration of
transfer of any
Receipt or payment of
such dividends
or delivery of such
property from any
holder, Owner or other
person, as the
case may be, who shall
fail to file such
proofs, certificates or
other
instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this
Receipt and
every successive holder
and Owner of
this Receipt by accepting
or holding
the same consents and
agrees, that title
to this Receipt, when
properly
endorsed or accompanied
by proper
instruments of transfer,
is transferable
by delivery with the same
effect as in
the case of a negotiable
instrument
provided, however, that
prior to the
due presentation of this
Receipt for
registration of transfer
as above
provided, and subject to
the provisions
of Article 9 below, the
Depositary,
notwithstanding any
notice to the
contrary, may treat the
person in
whose name this Receipt
is registered
on the books of the
Depositary as the
absolute owner hereof for
the purpose
of determining the person
entitled to
distribution of dividends
and for any
other purpose.
5.
TAX LIABILITY.
The Depositary shall not
be liable for
any taxes or governmental
or other
assessments or charges
that may
become payable in respect
of the
Deposited Securities, but
a ratable part
of any and all of the
same, whether
such tax, assessment or
charge
becomes payable by reason
of any
present or future law,
statute, charter
provision, bylaw,
regulation or
otherwise, shall be
payable by the
Owner hereof to the
Depositary at any
time on request.  Upon
the failure of
the holder or Owner of
this Receipt to
pay any such amount, the
Depositary
may sell for account of
such Owner an
amount of the Deposited
Securities
equal to all or any part
of the amount
represented by this
Receipt, and may
apply the proceeds in
payment of such
obligations, the Owner
hereof
remaining liable for any
deficiency.
6.
REPRESENTATIONS AND
WARRANTIES.
Every person presenting
Shares for
deposit shall be deemed
thereby to
represent and warrant
that such Shares
and each certificate, if
any, therefor
are validly issued, fully
paid and
nonassessable, that such
Shares were
not issued in violation
of any
preemptive or similar
rights of the
holders of any securities
and that the
person making such
deposit is duly
authorized so to do.
Every such
person shall also be
deemed to
represent that the
deposit of such
securities and the sale
of American
Depositary Shares
representing such
Shares by that person in
the United
States are not restricted
under the
Securities Act of 1933,
as amended the
Securities Act of 1933.
Such
representations and
warranties shall
survive the deposit of
such securities
and issuance of Receipts.
This Receipt is issued
subject, and all
rights of the holder or
Owner hereof
are expressly subject, to
the terms and
conditions set forth on
both sides of
this Receipt, all of
which form a part
of the agreement
evidenced in this
Receipt and to all of
which the holder
or Owner hereof by
accepting this
Receipt consents.
7.
REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
As of the date of the
establishment of
the program for issuance
of Receipts
by the Depositary, the
Depositary
believed, based on
limited
investigation, that the
issuer of the
Deposited Securities
either i furnished
the Securities and
Exchange
Commission the Commission
with
certain public reports
and documents
required by foreign law
or otherwise or
ii published information
in English on
its Internet website at
httpwww.yahoo.co.jp or
another
electronic information
delivery system
generally available to
the public in its
primary trading market,
in either case
in compliance with Rule
12g32b under
the Securities and
Exchange Act of
1934 as in effect and
applicable to that
issuer at that time.
However, the
Depositary does not
assume any duty
to determine if the
issuer of the
Deposited Securities is
complying with
the current requirements
of Rule
12g32b or to take any
action if that
issuer is not complying
with those
requirements.
The Depositary shall be
under no
obligation to give notice
to the holder
or Owner of this Receipt
of any
meeting of shareholders
or of any
report of or
communication from the
issuer of the Deposited
Securities, or
of any other matter
concerning the
affairs of such issuer,
except as herein
expressly provided.  The
Depositary
undertakes to make
available for
inspection by holders and
Owners of
the Receipts at its
Corporate Trust
Office, any reports and
communication received
from the
issuer of the Deposited
Securities that
are both i received by
the Depositary
as the holder of the
Deposited
Securities and ii made
generally
available to the holders
of the
Deposited Securities by
the issuer
thereof.  Such reports
and
communications will be
available in
the language in which
they were
received by the
Depositary from the
issuer of the Deposited
Securities,
except to the extent, if
any, that the
Depositary in its sole
discretion elects
to both i translate into
English any of
such reports or
communications that
were not in English when
received by
the Depositary and ii
make such
translations, if any,
available for
inspection by holders and
Owners of
the Receipts.  The
Depositary has no
obligation of any kind to
translate any
of such reports or
communications or
to make such translation,
if any,
available for such
inspection.
The Depositary may, in
its discretion,
exercise, in any manner,
or not
exercise, any and all
voting rights that
may exist in respect of
the Deposited
Securities.  The
Depositary may, but
assumes no obligation to,
notify
Owners of an upcoming
meeting of
holders of Deposited
Securities or
solicit instructions from
Owners as to
the exercise of any
voting rights with
respect to the Deposited
Securities.
Upon the written request
of the Owner
of this Receipt and
payment to it of
any expense involved, the
Depositary
may, in its sole
discretion, but assumes
no obligation to,
exercise any voting
rights with respect to
the amount of the
Deposited Securities
represented by the
American Depositary
Shares evidenced
by this Receipt in
accordance with that
request.
8.
DISTRIBUTIONS.
Until the surrender of
this Receipt, the
Depositary a shall
distribute or
otherwise make available
to the Owner
hereof, at a time and in
such manner as
it shall determine, any
distributions of
cash, Shares or other
securities or
property other than
subscription or
other rights and b may
distribute or
otherwise make available
to the Owner
hereof, at a time and in
such manner as
it shall determine, any
distributions of
subscription or other
rights, in each
case received with
respect to the
amount of Deposited
Securities
represented hereby, after
deduction, or
upon payment of the fees
and
expenses of the
Depositary described
in Article 13 below, and
the
withholding of any taxes
in respect
thereof provided,
however, that the
Depositary shall not make
any
distribution for which it
has not
received satisfactory
assurances, which
may be an opinion of
United States
counsel, that the
distribution is
registered under, or is
exempt from or
not subject to the
registration
requirements of, the
Securities Act of
1933 or any other
applicable law.  If
the Depositary is not
obligated, under
the preceding sentence,
to distribute or
make available a
distribution under the
preceding sentence, the
Depositary
may sell such Shares,
other securities,
subscription or other
rights, securities
or other property, and
the Depositary
shall distribute the net
proceeds of a
sale of that kind to the
Owners entitled
to them, after deduction
or upon
payment of the fees and
expenses of
the Depositary described
in Article 13
below and the withholding
of any
taxes in respect thereof.
In lieu of
distributing fractional
American
Depositary Shares for
distributed
Shares or other
fractional securities,
the Depositary may, in
its discretion,
sell the amount of
securities or
property equal to the
aggregate of
those fractions.  In the
case of
subscription or other
rights, the
Depositary may, in its
discretion, issue
warrants for such
subscription or other
rights andor seek
instructions from the
Owner of this Receipt as
to the
disposition to be made of
such
subscription or other
rights.  If the
Depositary does not
distribute or make
available to Owners or
sell distributed
subscription or other
rights, the
Depositary shall allow
those rights to
lapse.  Sales of
subscription or other
rights, securities or
other property by
the Depositary shall be
made at such
time and in such manner
as the
Depositary may deem
advisable.
If the Depositary shall
find in its
opinion that any cash
distribution is
not convertible in its
entirety or with
respect to the Owners of
a portion of
the Receipts, on a
reasonable basis into
U.S. Dollars available to
it in the City
of New York, or if any
required
approval or license of
any government
or agency for such
conversion is
denied or is not
obtainable within a
reasonable period, the
Depositary may
in its discretion make
such conversion
and distribution in U.S.
Dollars to the
extent possible, at such
time and rates
of conversion as the
Depositary shall
deem appropriate, to the
Owners
entitled thereto and
shall with respect
to any such currency not
converted or
convertible either i
distribute such
foreign currency to the
holders entitled
thereto or ii hold such
currency for the
respective accounts of
such Owners
uninvested and without
liability for
interest thereon, in
which case the
Depositary may distribute
appropriate
warrants or other
instruments
evidencing rights to
receive such
foreign currency.
9.
RECORD DATES ESTABLISHED
BY DEPOSITARY.
Whenever any cash
dividend or other
cash distribution shall
become payable
or any distribution other
than cash
shall be made, or
whenever rights shall
be offered, with respect
to Deposited
Securities, or whenever
the Depositary
shall receive notice of
any meeting of
Owners of Deposited
Securities, or
whenever it is necessary
or desirable to
determine the Owners of
Receipts, the
Depositary will fix a
record date for
the determination of the
Owners
generally or the Owners
of Receipts
who shall be entitled to
receive such
dividend, distribution or
rights, or the
net proceeds of the sale
thereof, to
give instructions for the
exercise of
voting rights at any such
meeting or
responsible for any other
purpose for
which the record date was
set.
10.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in
nominal value or
any subdivision,
combination or any
other reclassification of
the Deposited
Securities, or ii any
recapitalization,
reorganization, sale of
assets
substantially as an
entirety, merger or
consolidation affecting
the issuer of
the Deposited Securities
or to which it
is a party, or iii the
redemption by the
issuer of the Deposited
Securities at
any time of any or all of
such
Deposited Securities
provided the same
are subject to
redemption, then and in
any such case the
Depositary shall
have the right to
exchange or surrender
such Deposited Securities
and accept
and hold hereunder in
lieu thereof
 other shares,
securities, cash or
property to be issued or
delivered in
lieu of or in exchange
for, or
distributed or paid with
respect to, such
Deposited Securities.
Upon any such
exchange or surrender,
the Depositary
shall have the right, in
its discretion, to
call for surrender of
this Receipt in
exchange upon payment of
fees and
expenses of the
Depositary for one or
more new Receipts of the
same form
and tenor as this
Receipt, but
describing the
substituted Deposited
Securities.  In any such
case the
Depositary shall have the
right to fix a
date after which this
Receipt shall only
entitle the Owner to
receive such new
Receipt or Receipts.  The
Depositary
shall mail notice of any
redemption of
Deposited Securities to
the Owners of
Receipts, provided that
in the case of
any redemption of less
than all of the
Deposited Securities, the
Depositary
shall select in such
manner as it shall
determine an equivalent
number of
American Depositary
Shares to be
redeemed and shall mail
notice of
redemption only to the
Owners of
Receipts evidencing those
American
Depositary Shares.  The
sole right of
the Owners of Receipts
evidencing
American Depositary
Shares
designated for redemption
after the
mailing of such notice of
redemption
shall be to receive the
cash, rights and
other property applicable
to the same,
upon surrender to the
Depositary and
upon payment of its fees
and expenses
of the Receipts
evidencing such
American Depositary
Shares.
11.
LIABILITY OF DEPOSITARY.
The Depositary shall not
incur any
liability to any holder
or Owner of this
Receipt i if by reason of
any
provisions of any present
or future law
of the United States of
America, any
state thereof, or of any
other country,
or of any governmental or
regulatory
authority, or by reason
of any
provision, present or
future, of the
charter or articles of
association or
similar governing
document of the
issuer or of the
Deposited Securities,
the Depositary shall be
prevented,
delayed or forbidden from
or
subjected to any civil or
criminal
penalty or extraordinary
expenses on
account of doing or
performing any act
or thing which by the
terms hereof it is
provided shall be done or
performed, ii
by reason of any
nonperformance or
delay, caused as
specified in clause i
above, in the performance
of any act
or thing which by the
terms of this
Receipt it is provided
shall or may be
done or performed, iii by
reason of
any exercise of, or
failure to exercise,
any discretion provided
for herein, iv
for the inability of any
Owner or
holder to benefit from
any distribution,
offering, right or other
benefit which is
made available to holders
of Deposited
Securities but is not
made available to
Owners or holders, v for
any special,
consequential or punitive
damages for
any breach of the terms
of this Receipt
or vi arising out of any
act of God,
terrorism or war or any
other
circumstances beyond its
control.
The Depositary shall not
be
responsible for any
failure to carry out
any requests to vote any
Deposited
Securities or for the
manner or effect
of any vote that is cast
either with or
without the request of
any Owner, or
for not exercising any
right to vote any
Deposited Securities.
The Depositary does not
assume any
obligation and shall not
be subject to
any liability to holders
or Owners
hereunder other than
agreeing to act
without negligence or bad
faith in the
performance of such
duties as are
specifically set forth
herein.
The Depositary shall be
under no
obligation to appear in,
prosecute or
defend, any action, suit
or other
proceeding in respect of
any of the
Deposited Securities or
in respect of
the Receipts on behalf of
Owners or
holders or any other
persons.  The
Depositary shall not be
liable for any
action or nonaction by it
in reliance
upon the advice of or
information
from legal counsel,
accountants or any
other persons believed by
it in good
faith to be competent to
give such
advice or information.
The Depositary, subject
to Article 14
hereof, may itself become
the owner
of and deal in securities
of any class of
the issuer of the
Deposited Securities
and in Receipts of this
issue.
12.
TERMINATION OF AGREEMENT
AND SURRENDER OF THIS
RECEIPT.
The Depositary may at any
time
terminate the agreement
evidenced by
this Receipt and all
other Receipts by
mailing notice of such
termination to
the Owners of all
Receipts then
outstanding at their
addresses
appearing upon the books
of the
Depositary, at least
thirty days prior to
the date fixed in such
notice for
termination.  On and
after such date of
termination the Owner
hereof, upon
surrender of this Receipt
at the
Corporate Trust Office of
the
Depositary, will be
entitled to delivery
of the amount of the
Deposited
Securities represented
hereby upon the
same terms and
conditions, and upon
payment of a fee at the
rates provided
herein with respect to
the surrender of
this Receipt for
Deposited Securities
and on payment of
applicable taxes
and charges.  The
Depositary may
convert any dividends
received by it in
cash after the
termination date into
U.S. Dollars as herein
provided, and
after deducting therefrom
the fees of
the Depositary and
referred to herein
and any taxes and
governmental
charges and shall
thereafter hold the
balance of said dividends
for the pro
rata benefit of the
Owners of the
respective Receipts.  As
to any
Receipts not so
surrendered within
thirty days after such
date of
termination the
Depositary shall
thereafter have no
obligation with
respect to the collection
or
disbursement of any
subsequent
dividends or any
subscriptions or other
rights accruing on the
Deposited
Securities.  After the
expiration of
three months from such
date of
termination the
Depositary may sell
any remaining Deposited
Securities in
such manner as it may
determine, and
may thereafter hold
uninvested the net
proceeds of any such sale
or sales
together with any
dividends received
prior to such sale or the
U.S. Dollars
received on conversion
thereof,
unsegregated and without
liability for
any interest thereon, for
the pro rata
benefit of the Owners of
the Receipts
that have not theretofore
been
surrendered for
cancellation, such
Owners thereupon becoming
general
creditors of the
Depositary with respect
to such net proceeds.
After making
such sale, or if no such
sale can be
made after the expiration
of one year
from such date of
termination, the
Depositary shall be
discharged from all
obligations whatsoever to
the holders
and Owners of the
Receipts except to
make distribution of the
net proceeds
of sale and of such
dividends after
deducting all fees,
charges and
expenses of the
Depositary or of the
Deposited Securities, in
case no sale
can be made, upon
surrender of the
Receipts.
13.
CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
The Depositary may charge
any party
depositing or withdrawing
Shares, any
party transferring or
surrendering
Receipts, any party to
whom Receipts
are issued including
issuance pursuant
to a stock dividend or
stock split or an
exchange of stock or
distribution
pursuant to Articles 8 or
10 or Owners,
as applicable, i fees for
the delivery or
surrender of Receipts and
deposit or
withdrawal of Shares, ii
fees for
distributing cash, Shares
or other
property received in
respect of
Deposited Securities, iii
taxes and other
governmental charges, iv
registration or
custodial fees or charges
relating to the
Shares, v cable, telex
and facsimile
transmission expenses, vi
foreign
currency conversion
expenses and
fees, vii depositary
servicing fees and
viii any other fees or
charges incurred
by the Depositary or its
agents in
connection with the
Receipt program.
 The Depositarys fees and
charges
may differ from those of
other
depositaries.  The
Depositary reserves
the right to modify,
reduce or increase
its fees upon thirty 30
days notice to
the Owner hereof.  The
Depositary will
provide, without charge,
a copy of its
latest schedule of fees
and charges to
any party requesting it.
The Depositary may charge
fees for
receiving deposits and
issuing
Receipts, for delivering
Deposited
Securities against
surrendered Receipts,
for transfer of Receipts,
for splits or
combinations of Receipts,
for
distribution of each cash
or other
distribution on Deposited
Securities,
for sales or exercise of
rights, or for
other services performed
hereunder.
 The Depositary reserves
the right to
modify, reduce or
increase its fees
upon thirty 30 days
notice to the
Owner hereof.  The
Depositary will
provide, without charge,
a copy of its
latest fee schedule to
any party
requesting it.
14.
PRERELEASE OF RECEIPTS.
Notwithstanding any other
provision of
this Receipt, the
Depositary may
execute and deliver
Receipts prior to
the receipt of Shares
PreRelease. The
Depositary may deliver
Shares upon
the receipt and
cancellation of Receipts
which have been
PreReleased, whether
or not such cancellation
is prior to the
termination of such
PreRelease or the
Depositary knows that
such Receipt
has been PreReleased.
The Depositary
may receive Receipts in
lieu of Shares
in satisfaction of a
PreRelease.  Each
PreRelease will be a
preceded or
accompanied by a written
representation from the
person to
whom Receipts or Shares
are to be
delivered that such
person, or its
customer, owns the Shares
or Receipts
to be remitted, as the
case may be, b at
all times fully
collateralized with cash
or such other collateral
as the
Depositary deems
appropriate,
c terminable by the
Depositary on not
more than five 5 business
days notice,
and d subject to such
further
indemnities and credit
regulations as
the Depositary deems
appropriate.  The
number of American
Depositary
Shares which are
outstanding at any
time as a result of
PreReleases will not
normally exceed thirty
percent 30% of
the Shares deposited with
the
Depositary provided,
however, that the
Depositary reserves the
right to change
or disregard such limit
from time to
time as it deems
appropriate.
The Depositary may retain
for its own
account any compensation
received by
it in connection with the
foregoing.
15.
COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms
of this
Receipt to the contrary,
the Depositary
will not exercise any
rights it has under
this Receipt to prevent
the withdrawal
or delivery of Deposited
Securities in a
manner which would
violate the
United States securities
laws including,
but not limited to,
Section 1A1 of the
General Instructions to
the Form F6
Registration Statement,
as amended
from time to time, under
the Securities
Act of 1933.
16.
GOVERNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
This Receipt shall be
interpreted and
all rights hereunder and
provisions
hereof shall be governed
by the laws
of the State of New York.
All actions and
proceedings brought by
any Owner or holder of
this Receipt
against the Depositary
arising out of or
relating to the Shares or
other
Deposited Securities, the
American
Depositary Shares or the
Receipts, or
any transaction
contemplated herein,
shall be litigated only
in courts located
within the State of New
York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE
LAW,
ANY RIGHT IT MAY HAVE TO
A
TRIAL BY JURY IN ANY
SUIT,
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY
SHARES
OR THE RECEIPTS, OR ANY
TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH
HEREOF, INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT,
TORT OR ANY OTHER THEORY.
17.
AMENDMENT OF RECEIPTS.
The form of the Receipts
and the
agreement created thereby
may at any
time and from time to
time be
amended by the Depositary
in any
respect which it may deem
necessary
or desirable. Any
amendment which
shall prejudice any
substantial existing
right of Owners shall not
become
effective as to
outstanding Receipts
until the expiration of
thirty 30 days
after notice of such
amendment shall
have been given to the
Owners of
outstanding Receipts
provided,
however, that such thirty
30 days
notice shall in no event
be required
with respect to any
amendment which
shall impose or increase
any taxes or
other governmental
charges,
registration fees, cable,
telex or
facsimile transmission
costs, delivery
costs or other such
expenses. Every
Owner and holder of a
Receipt at the
time any amendment so
becomes
effective shall be
deemed, by
continuing to hold such
Receipt, to
consent and agree to such
amendment
and to be bound by the
agreement
created by Receipt as
amended
thereby. In no event
shall any
amendment impair the
right of the
Owner of any Receipt to
surrender
such Receipt and receive
therefor the
amount of Deposited
Securities
represented by the
American
Depositary Shares
evidenced thereby,
except in order to comply
with
mandatory provisions of
applicable
law.